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                                POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Nicholas Helmuth von Moltke, Samuel Ramos, Michael A. Reardon, and Margot K. Wallin, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in any and all capacities, post-effective amendments to Registration Statements, with respect to the Separate Accounts supporting variable life and variable annuity contracts issued by Allmerica Financial Life Insurance and Annuity Company under file numbers 33-57792 (VEL'93), 333-9965 (Gateway Elite), 333-81019 (Gateway Plus),
33-85916/811-8848 (Pioneer Vision), 33-44830 (Delaware Medallion III), 33-39702
(Exec Annuity Plus/Allmerica Advantage), 33-47216 (Allmerica Select Resource), and 333-78245 (Allmerica Select Reward), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with any other regulatory agency or state authority that may so require, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof. Witness our hands on the date set forth below.

SIGNATURE                                  TITLE                                                            DATE
---------                                  -----                                                            ----
/s/  ALLAN S. LEVINE                       Chairman of the Board                                         04/14/2006
-----------------------------------
Allan S. Levine

/s/  NICHOLAS HELMUTH VON MOLTKE           Director, Vice President, and Chief Operating Officer         04/14/2006
--------------------------------
Nicholas Helmuth von Moltke

/s/  JOHN W. MCMAHON                       Director                                                      04/14/2006
------------------------------------
John W. McMahon

/s/  TIMOTHY J. O'NEILL                    Director                                                      04/14/2006
------------------------------------
Timothy J. O'Neill

/s/  MARC A. SPILKER                       Director                                                      04/14/2006
------------------------------------
Marc A. Spilker

/s/ JOHN J. FOWLER                         Vice President and Chief Financial Officer                    04/14/2006
------------------------------------
John J. Fowler

/s/ SAMUEL RAMOS                           Vice President and Secretary                                  04/14/2006
-----------------------------------
Samuel Ramos

/s/  MICHAEL A. REARDON                    Director, President and Chief Executive Officer               04/14/2006
-----------------------------------
Michael A. Reardon

/s/  AMOL SAGUN NAIK                       Vice President and Treasurer                                  04/14/2006
-----------------------------------
Amol Sagun Naik

/s/  ALAN AKIHIRO YAMAMURA                 Vice President and Chief Risk Officer                         04/14/2006
------------------------------------
Alan Akihiro Yamamura